Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasurer		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL ANNOUNCES THE APPOINTMENT OF ARNOLD MARTINES TO CEO OF THE BANK AND HOLDING COMPANY

HONOLULU, HI | October 20, 2022 – Central Pacific Financial (NYSE CPF, the “Company”) today announced the appointment of Arnold Martines to Chief Executive Officer (CEO) of CPF and Central Pacific Bank (“CPB”, the “Bank”) as well as to the boards of both entities. All appointments are effective January 1, 2023.

Martines, 58, who is currently President and Chief Operating Officer, will become President and CEO of the bank and the holding company. He is succeeding Paul Yonamine, 65, who is retiring to become Chairman Emeritus of the bank and the holding company. Catherine Ngo, 61, currently Executive Vice Chair of both the bank and the holding company, will become Chair of both boards.

“Arnold has more than 25 years of experience in the local banking industry, nearly two decades here at Central Pacific Bank, where he has moved the bank forward in significant ways as he progressed through the ranks,” Yonamine said. “He has developed a solid relationship with an ever-increasing number of our customers and has a genuine love of the community. I cannot think of a more qualified individual to lead CPB into the future and it will be my pleasure to support him in his new role anyway I can.”

Ever since joining CPB in 2004, Martines has distinguished himself and the bank. He is a true champion of small business, advocating for this important customer segment. During the pandemic, he led the bank’s Paycheck Protection Program (PPP), a key lifeline for local small businesses. As a result of his leadership, CPB originated 11,833 PPP loans worth $870 million, more loans than any other local bank and 28% of the total number of all PPP loans made in Hawaii, the highest percentage of any bank in the nation. More recently, Martines played a key role in the implementation of RISE 2020, a multi-faceted renovation and rebranding program that invested $40 million in the bank’s branches, ATMs, and digital platforms, as well as the redevelopment of Central Pacific Plaza, the bank’s landmark building in downtown Honolulu.

Central Pacific Financial Announces the Appointment of Arnold Martines to CEO of the Bank and Holding Company

“It is my distinct pleasure and an honor to be named CEO of Central Pacific Bank, where I have spent the majority of my professional career,” Martines said. “With our recent rebrand and upgraded digital capabilities, we are well positioned to continue to grow our franchise here in Hawaii, by leveraging our strong legacy of service, while offering the latest and most up-to-date digital technology to our valued customers. I am proud to work side by side with my fellow employees to continue to meet our customers’ expectations, while taking CPB to new heights of achievement. I will work hard to assure that the values I learned growing up on the Big Island are reflected in my management of the bank.”

With 25 years of experience in the financial services industry, Martines joined CPB in 2004 and has held various executive leadership positions within the company, including President and Chief Operating Officer and Chief Banking Officer. He attended Honokaa High School, the University of Hawaii at Manoa and is a graduate of the Pacific Coast Banking School. Active in various community causes and charities, Martines currently serves on the board of the Aloha Council - Boy Scouts of America (past chair), Child and Family Service (past chair) and the YMCA of Honolulu. He is also a Trustee of Saint Louis School.

Yonamine plans to stay involved in business and community causes in Hawaii and Japan as well as serving as an advisor to Martines and remaining on the board of the bank and holding company. He will also continue to serve on the boards of the Sumitomo Mitsui Banking Corporation of Japan (SMBC), Seven & i Holdings Co., Ltd., Japan (7-Eleven), Circlace Co, Ltd., Japan, and the U.S.-Japan Council. In Hawaii, he will remain on the board of the Pacific International Center of High Technology Research (PICHTR).

In addition to her role as Chair of both the bank and holding company boards, Ngo will continue as President of the CPB Foundation and be active in local community and business activities, particularly those that support women-owned businesses. She is on the Board of Trustees of the Queen’s Health Systems where she will serve as Chair of the Board Finance Committee. She will continue to serve on the Board of Hawaii Gas, and on the Board of Governors of the Hawaii Community Foundation, the Advisory Board of Catholic Charities of Hawaii, and the Trust for Public Lands.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.34 billion in assets as of September 30, 2022. Central Pacific Bank, its primary subsidiary, operates 27 branches and 65 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

**********

Central Pacific Financial Announces the Appointment of Arnold Martines to CEO of the Bank and Holding Company

Forward-Looking Statements ("FLS")
This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and rising interest rates; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to achieve the objectives of our RISE2020 initiative; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to

Central Pacific Financial Announces the Appointment of Arnold Martines to CEO of the Bank and Holding Company

attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.